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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            -----------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              THE AES CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                         Delaware                                                       54-1163725
         (State of Incorporation or Organization)                          (I.R.S. Employer Identification No.)

        1001 North 19th Street, Arlington Virginia                                        22209
         (Address of Principal Executive Offices)                                       (Zip Code)


If this form relates to the registration of a class of        If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the                   securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to General             Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box. [X]        Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:                  333-39857
                                                                              -----------------------------------------
                                                                                            (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                   Title of Each Class                                        Name of Each Exchange on Which
                   to be so Registered                                        Each Class is to be Registered
                   -------------------                                        ------------------------------
                8% Senior Notes due 2008                                           New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                                      (Title of Class)
                                                      ----------------
                                                           (none)

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Item 1:   Description of Registrant's Securities to be Registered

         For a full description of the 8% Senior Notes due 2008 (the "Senior
Notes") being registered hereby, reference is made to the information contained under the caption "Description of Debt Securities" in the Prospectus dated
November 19, 1997 (the "Prospectus") contained in the Registrant's Registration
Statement on Form S-3 (Registration No. 333-39857) and information contained under the caption "Description of Senior Notes" in the Prospectus Supplement dated December 3, 1998 relating to the Senior Notes. The information contained in the foregoing Registration Statement and Prospectus Supplement are incorporated herein by reference.

Item 2:   Exhibits

         The following exhibits have been filed with the Securities and Exchange
Commission:

         1.    Prospectus dated November 19, 1997, included in the Registrant's
               Registration Statement on Form S-3 (Registration No. 333-39857) as filed with the Commission on November 7, 1997 and as amended by Amendment No. 1 filed with Commission on November 19, 1997 and hereby incorporated by reference herein.

         2.    Prospectus Supplement dated December 3, 1998, filed with the
               Commission on December 4, 1998 pursuant to Rule 424(b) under the
               Securities Act of 1933, as amended.

         3. Senior Indenture dated December 8, 1998 between the Registrant and The First National Bank of Chicago (incorporated by reference to the Company's Form 8-K dated December 11, 1998).

         4.    First Supplemental Indenture dated December 8, 1998 between the
               Registrant and The First National Bank of Chicago (incorporated by reference to the Company's Form 8-K dated December 11, 1998).


                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                      THE AES CORPORATION


                                      By: /s/ William R. Luraschi
                                          ------------------------------
                                          Name: William R. Luraschi
                                          Title: Vice President and
                                                  General Counsel
Date: December 11, 1998